UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

PREDICTIVE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-56008 (Commission File Number)	90-1139372 (IRS Employer Identification No.)
2735 E. Parleys Way, Suite 205, Salt Lake City, Utah (principal executive offices)	84109 (Zip Code)

+1 (888) 407-9761
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, Simon Brewer tendered his resignation as the Executive Vice President, Chief Financial Officer and Principal Accounting Officer of Predictive Technology Group, Inc. and its subsidiaries (the "Company"). Such resignation is effective immediately. Mr. Brewer will assist the Company in the transition of the Chief Financial Officer role and continue on in a consulting capacity. Mr. Brewer's departure is not due to a dispute or disagreement with the Company. Mr. Brewer has accepted the role of Chief Financial Officer for Operation Underground Railroad, a non-profit organization dedicated to fighting human trafficking worldwide. In connection with Mr. Brewer's resignation, the Company will initiate a search for a replacement CFO.

In the interim, the Board of Directors has appointed Jacob Easdale as Interim CFO, Chief Accounting Officer and Principal Accounting Officer of Predictive Technology Group, Inc. and its subsidiaries effective February 17, 2021.

Mr. Easdale, a Certified Public Accountant, has over 15 years' experience in finance and accounting spending the majority of that time working with public companies. Prior to his work in the private sector, Mr. Easdale was an auditor for KPMG LLP.

Item 9.01 -Financial Statements and Exhibits.

(a) Financial statements of business acquired.  Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell company transactions.  Not applicable.

(d) Exhibits. Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Febrauary 17, 2021	PREDICTIVE TECHNOLOGY GROUP, INC.

By /s/ Bradley Robinson
Chief Executive Officer

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